Exhibit 10.2

FOURTH AMENDMENT
TO
THIRD AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
This Fourth Amendment to Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 17th day of May, 2021, by and among (a) Silicon Valley Bank (“Bank”) and (b) (i) AVIAT NETWORKS, INC., a Delaware corporation (“Parent”), (ii) AVIAT U.S., INC., a Delaware corporation (“Opco”, together with Parent, the “US Borrowers” and each a “Borrower”), and (iii) AVIAT NETWORKS (S) PTE. LTD., a private company limited by shares formed under the laws of the Republic of Singapore (“Aviat Singapore” or “Singapore Borrower”, and together with the US Borrowers, individually and collectively, jointly and severally, “Borrower”).
Recitals
A.    Borrowers and Bank have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of June 29, 2018, as amended by that certain Amendment No. 1 to Third Amended and Restated Loan and Security Agreement dated as of September 28, 2018 by and among Borrowers and Bank, as further amended by that certain Amendment No. 2 to Third Amended and Restated Loan and Security Agreement, dated as of June 10, 2019 by and among Borrower and Bank, and as further amended by that certain Third Amendment to Third Amended and Restated Loan and Security Agreement dated as of May 4, 2020, by and among Borrower and Bank (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
    Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 2.7 (Fees). Section 2.7 is amended by inserting the following new clause (f) to appear immediately following clause (e) thereof:
“    (f)    Anniversary Fee. For each twelve (12) month anniversary of the Fourth Amendment Effective Date, a non-refundable anniversary fee (each, an “Anniversary Fee” and, collectively, the “Anniversary Fees”) in the amount of Twenty Thousand Dollars ($20,000.00), which shall be fully earned as of the Fourth Amendment Effective Date and due and payable on the earliest to occur of (i) each such twelve (12) month anniversary of the Effective Date, (ii) the termination of this Agreement, (iii) the occurrence of an Event of Default, and (iv) the Revolving Line Maturity Date.”

2.2    Section 6.2(a) (Financial Statements, Reports, Certificates). Section 6.2(a) is amended in its entirety and replaced with the following:
“    (a)    a Borrowing Base Report (and any schedules related thereto and including any other information requested by Bank with respect to Borrowers’ Accounts) (i) with each request for an Advance, (ii) when a Streamline Period is in effect and (A) when no Advances are outstanding under the Revolving Line or have been requested, within forty-five (45) days after the last day of each fiscal quarter of Borrower and (B) when Advances are outstanding under the Revolving Line or have been requested, within thirty (30) days after the last day of each month, and (iii) when a Streamline Period is not in effect, (A) when no Advances are outstanding under the Revolving Line or have been requested, within forty-five (45) days after the last day of each fiscal quarter of Borrower and (B) when Advances are outstanding under the Revolving Line or have been requested, no later than Friday of each week.”

2.3    Section 6.2(d) (Financial Statements, Reports, Certificates). Section 6.2(d) is amended in its entirety and replaced with the following:
“    (d)     included with any Borrowing Base Report pursuant to Section 6.2(a), weekly, monthly, or quarterly (as applicable), Domestic accounts receivable agings, aged by invoice date, (ii) weekly, monthly, or quarterly (as applicable), accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (iii) weekly, monthly, or quarterly (as applicable), reconciliation of accounts receivable agings (aged by invoice date), transaction reports, Deferred Revenue report, and unbilled accounts report;”

2.4    Section 6.2(f) (Financial Statements, Reports, Certificates). Section 6.2(f) is amended in its entirety and replaced with the following:

“    (f) (i) when no Advances are outstanding under the Revolving Line or have been requested, within forty-five (45) days after the last day of each fiscal quarter of Borrower and (ii) when Advances are outstanding under the Revolving Line or have been requested, within thirty (30) days after the last day of each month, a cash holdings report;”

2.5    Section 6.2(g) (Financial Statements, Reports, Certificates). Section 6.2(g) is amended in its entirety and replaced with the following:
“    (g) (1) when no Advances are outstanding under the Revolving Line or have been requested, within forty-five (45) days after the last day of each fiscal quarter of Borrower and (2) when Advances are outstanding under the Revolving Line or have been requested, within thirty (30) days after the last day of each month, together with a company prepared consolidated balance sheet covering Borrowers’ and each of their Subsidiary’s operations for such month in a form acceptable to Bank (“Monthly Financial Statements”), a duly completed Compliance Certificate signed by a Responsible Officer, (i) certifying as of the end of such month (A) calculations showing compliance with the financial covenant set forth in Section 6.9(a) and (B) that Borrowers were in full compliance with all of the terms and conditions of this Agreement; provided that, with respect to the financial covenants set forth in this Agreement, Borrowers shall only be required to certify compliance with the financial covenant set forth in Section 6.9(a), and (ii) setting forth and such other information as Bank may reasonably request;”
2.6    Section 6.9(a) (Financial Covenants). Section 6.9(a) is amended in its entirety and replaced with the following:
“    (a)    Adjusted Quick Ratio. An Adjusted Quick Ratio of at least 1.05 to 1.00 as of the last day of: (i) when no Advances are outstanding under the Revolving Line or have been requested, each fiscal quarter and (ii) when Advances are outstanding under the Revolving Line or have been requested, each month.”

2.7    Section 13 (Definitions). The definition of Permitted Acquisitions (which appears in clause (j) of the definition of Permitted Investments) appearing in Section 13.1 is amended by (a) deleting the word “and” appearing at the end of clause (iii) thereof, (b) amending clause (iv) thereof in its entirety as follows, and (c) inserting the following clause (v) to appear immediately following clause (iv) thereof:
“    (iv) the total cash consideration for all such purchases and acquisitions shall not exceed Ten Million Dollars ($10,000,000.00) in the aggregate in any fiscal year, provided that, upon Borrower delivering to Bank, evidence satisfactory to Bank in its sole and absolute discretion, that Borrower’s Adjusted Quick Ratio is greater than or equal to 1.25 to 1.0 on a pro forma basis for the ensuing twelve (12) month period commencing as of the date of such transaction, Borrower shall be permitted to use an additional Fifty Million Dollars ($50,000,000.00) in cash consideration for such purchases and acquisitions during the term of this Agreement; and

    (v)    Borrower shall be in pro-forma covenant compliance with the financial covenants set forth in Section 6.9 of this Agreement for the ensuing twelve (12) month period commencing as of the date of such transaction.”

2.8    Section 13 (Definitions). Clause (b) of the definition of Permitted Distributions appearing in Section 13.1 is amended in its entirety and replaced with the following:
“    (b)    purchases of capital stock in cash in an aggregate amount not to exceed Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) in the aggregate in any fiscal year, provided that Borrower has delivered, evidence satisfactory to Bank in its sole and absolute discretion, that Borrower is in pro-forma covenant compliance with the financial covenants set forth in Section 6.9 of this Agreement for the ensuing twelve (12) month period commencing as of the date of such purchase.”

2.9    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety and replaced with the following:
“    “Obligations” are Borrowers’ obligations to pay when due any debts, principal, interest, fees, the Unused Revolving Line Facility Fee, each Anniversary Fee, Bank Expenses, and other amounts Borrowers owe Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, the Singapore Obligations, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrowers assigned to Bank, and to perform Borrowers’ duties under the Loan Documents; provided, however, that the “Obligations” shall not include any Excluded Swap Obligations.”

“    “Revolving Line Maturity Date” is June 28, 2024.”

2.10    Section 13 (Definitions). The following new defined term is hereby inserted alphabetically in Section 13.1:
“    “Anniversary Fee” and “Anniversary Fees” are defined in Section 2.7(f).”

“    “Fourth Amendment Effective Date” is May 17, 2021.”

2.11    Exhibit B (Compliance Certificate). The Compliance Certificate is amended and restated in its entirety and replaced with the Compliance Certificate in the form attached as Schedule 1 hereto.
3.    Limitation of Amendments.
3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Ratification of Perfection Certificate. Each Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in that certain Perfection Certificate of such Borrower dated as of May 4, 2020 and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.
6.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
7.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
8.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment to Bank of (i) a fully-earned, non-refundable amendment fee in an amount equal to Twenty Thousand Dollars ($20,000.00) and (ii) Bank’s reasonable legal fees and expenses incurred in connection with this Amendment.
[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK    BORROWER
SILICON VALLEY BANK    AVIAT NETWORKS, INC.

By: /s/ Alex Grotevant     By: /s/ Eric Chang
Name: Alex Grotevant     Name: Eric Chang
Title: Vice President     Title: Sr. Vice President and Chief Financial Officer

AVIAT U.S., INC.
By: /s/ Eric Chang
Name: Eric Chang
Title: Director

AVIAT NETWORKS (S) PTE. LTD.
By: /s/ Keith Fanneron
Name: Keith Fanneron
Title: Director

Schedule 1

FORM OF COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK                        Date:
FROM: AVIAT NETWORKS, INC.

The undersigned authorized officer of Aviat Networks, Inc. (“Administrative Borrower”) certifies that under the terms and conditions of the Third Amended and Restated Loan and Security Agreement dated as of June 29, 2018 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among Administrative Borrower, Aviat U.S., Inc. (“Opco”), Aviat Networks (S) Pte. Ltd. (“Singapore Borrower” and together with the Administrative Borrower and Opco, each a “Borrower” and collectively, “Borrowers”) and Silicon Valley Bank (“Bank”):
(1) Each Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default in existence; (3) all representations and warranties in the Loan Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) each Borrower, and each of its Subsidiaries, has timely filed all material tax returns and reports that are required to be filed, and each Borrower has timely paid all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by each Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Loan Agreement; (5) (a)there are no collective bargaining agreements covering the employees of any Borrower or any of their domestic Subsidiaries, (b) there is not pending, nor (to the knowledge of any Borrower) is there threatened, any strike, walkout, slowdown or work stoppage, or any unfair labor practice complaint or grievance or arbitration proceeding arising out of or under any collective bargaining agreement covering the employees of any Borrower or any of their Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (c) the hours worked and payments made to employees of Borrowers and their domestic Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (6) Borrowers are in compliance with Sections 6.1(b) and 6.8 and of the Loan Agreement.

Attached are the required documents supporting the certification. The undersigned certifies that the attached financial statements are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end adjustments. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Loan Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Borrowing Base Report, Domestic A/R Agings, A/P Agings, Deferred Revenue Report, transaction reports, and unbilled accounts report
(i) with each request for an Advance,
(ii) when a Streamline Period is in effect and (A) when no Advances are outstanding under the Revolving Line or have been requested, within forty-five (45) days after the last day of each fiscal quarter of Borrower and (B) when Advances are outstanding under the Revolving Line or have been requested, within thirty (30) days after the last day of each month, and (iii) when a Streamline Period is not in effect, (A) when no Advances are outstanding under the Revolving Line or have been requested, within forty-five (45) days after the last day of each fiscal quarter of Borrower and (B) when Advances are outstanding under the Revolving Line or have been requested, no later than Friday of each week
Yes No
Cash holdings report	(i) when no Advances are outstanding under the Revolving Line or have been requested, within forty-five (45) days after the last day of each fiscal quarter of Borrower and (ii) when Advances are outstanding under the Revolving Line or have been requested, within thirty (30) days after the last day of each month, a cash holdings report	Yes No
Quarterly financial statements with Compliance Certificate	Within 5 days of filing with the SEC, but no later than 45 days after fiscal quarter end	Yes No
Monthly financial statements with Compliance Certificate	(i) when no Advances are outstanding under the Revolving Line or have been requested, within forty-five (45) days after the last day of each fiscal quarter of Borrower and (ii) when Advances are outstanding under the Revolving Line or have been requested, within thirty (30) days after the last day of each month	Yes No
Annual financial statement (CPA Audited) + Compliance Certificate, 10Q, 10K and 8-K	Within 5 days of filings with the SEC but no later than 90 days after FYE	Yes No
Annual operating budgets for upcoming fiscal year and board approval of such annual operating budgets	Within the earlier to occur of 45 days after FYE or 10 days after approval by Parent’s Board of Directors	Yes No
Report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, $1,000,000 or more	Promptly	Yes No

Financial Covenant	Required		Actual	Complies
Adjusted Quick Ratio (when no Advances are outstanding under the Revolving Line or have been requested, tested quarterly when Advances are outstanding under the Revolving Line or have been requested, tested monthly)	1.05:1.00		____:1.00	Yes No
Maintain on a Quarterly Basis:
EBITDA	Fiscal Quarter End	EBITDA		Yes No
	Each quarter after December 30, 2016*	$1.00

*Measured on a trailing two fiscal quarter basis
    The following financial covenant analys[is][es] and information set forth in Schedule 1 attached hereto are true and accurate as of the date this Certificate is delivered to Bank as set forth in the first line of this Certificate.

    The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)
---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

ADMINISTRATIVE BORROWER: AVIAT NETWORKS, INC. By: Name: Title:
BANK USE ONLY

Received by: _____________________________
AUTHORIZED SIGNER
Date:     _________________________

Verified: ________________________________
AUTHORIZED SIGNER
Date:     _________________________
Compliance Status:    Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

    In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:    ____________________

I.    Adjusted Quick Ratio (Section 6.9(a))

Required:    1.05:1.00

Actual:

A.1.	The Borrowers’ consolidated (i) unrestricted cash and Cash Equivalents, (ii) net billed accounts receivable, (iii) investments with Bank with maturities of fewer than 12 months determined according to GAAP and (iv) the lesser of (a) 50% of unbilled accounts receivable or (b) $7,000,000	$___________
B.1.	All obligation and liabilities of Borrowers to Bank	$___________
B.2.	Aggregate amount of Borrowers’ Total Liabilities maturing within 1 year (without duplication)	$___________
B.3.	Current Liabilities (B.1. plus B.2.)	$___________
C.1.	Deferred Revenue	$___________
D.1.	Current operating lease obligations	$___________
E.1.	Consolidated Funded Indebtedness (without duplication)	$___________
F.1.	Current Liabilities (less Deferred Revenue and current operating lease obligations) plus, without duplication, Consolidated Funded Indebtedness (B.3. minus C.1. minus D.1. plus E.1.)	$___________
G.	Adjusted Quick Ratio (ratio of A.1. to F.1.)	1.___:1.00
Is line G at least 1.05?

          No, not in compliance                      Yes, in compliance

II.    EBITDA (Section 6.9(b))
Required:

Fiscal Quarter End	EBITDA
Each quarter after December 30, 2016*	$1.00
*measured on a trailing two fiscal quarter basis

Actual:

A.	Consolidated Net Income	$______________
To the extent deducted in the calculation of Net Income (Line A):
	(i) Consolidated Interest Charges	$______________
	(ii) Income tax expense	$______________
	(iii) Depreciation and amortization expense	$______________
	(iv) Restructuring charges incurred in connection with impairment of real estate (to the extent agreed to by Bank in writing)	$______________
	(v) Non-cash stock-based compensation expense	$______________
	(vi) Non-cash charges for customer inventory due to downward revaluation	$______________
	(vii) Non-cash charges related to discontinued operations occurring prior to the Effective Date	$______________
	(viii) Other non-recurring non-cash expenses	$______________
B.	Sum of (i) through (viii)	$______________
To the extent included in calculating Consolidated Net Income (Line A):
	(i) Income tax credits	$______________
	(ii) Other non-cash items increasing Consolidated Net Income	$______________
C.	Sum of Line (i) through (ii)	$______________
D.	EBITDA for Fiscal Quarter Ended (A. plus B. minus C.)	$______________
E.	EBITDA for Fiscal Quarter Ended (Last Fiscal Quarter End)	$______________
F.	EBITDA on Trailing Two Fiscal Quarter Basis (D. plus E.)	$______________

Is Line F at least the amount required (see chart above)?
    No, not in compliance    _____ Yes, in compliance